EXHIBIT 99.1

Qumu Reports Fourth Quarter and Full Year 2020 Financial Results
2020 Revenue Up 15% to $29.1 Million and Subscription ARR Up 29% to $11.6 Million;
Management Reaffirms 20%+ Revenue Growth Target for 2021

MINNEAPOLIS – March 4, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, today reported financial results for the fourth quarter and full year ended December 31, 2020.
Q4 2020 and Recent Operational Highlights
•Hosted 32 million viewers on Qumu Cloud during the quarter, up 6% from Q3 2020 and up 880% from Q4 2019.
•Implemented a “Work from Wherever, Forever” policy for Qumu employees, phasing out dedicated office space in Minneapolis, London and Hyderabad and significantly reducing financial overhead in future years.
•Leveraged new geography-agnostic policy to attract major executive talent, strengthening and diversifying leadership team across sales, marketing, and customer success.
•Named a leader in 2021 Aragon Research Globe for Enterprise Video for the sixth time.
•Launched new Diversity, Equity and Inclusion Committee focused on increasing internal and third-party diversity and helping ensure a fully inclusive work environment.
•Solidified the balance sheet with the closing of a public offering of common stock on January 29, 2021, which provided approximately $23.1 million in cash to accelerate the company’s strategic roadmap.
•Secured a $10 million revolving credit facility with Wells Fargo Bank with availability determined by recurring revenue, maturing January 15, 2023; the company received an advance of $1.8 million and repaid the face amount of the note payable to ESW Holdings, Inc.
•Reiterated financial guidance for 2021 of at least 20% revenue growth compared to 2020.

Q4 2020 Financial Highlights
•Subscription, maintenance, and support revenue in Q4 2020 increased 23% to $5.4 million, compared to $4.4 million in Q4 2019.
•Total revenue in Q4 2020 increased 10% to $6.9 million, compared to $6.2 million in Q4 2019.
•Gross margin improved to 76% in Q4 2020 from 69% in Q4 2019.

Q4 2020 Key Performance Indicators
•Subscription Annual Recurring Revenue (ARR) increased 29% to $11.6 million in Q4 2020 from $9.0 million in Q4 2019.
•Software-as-a-Service (SaaS) customer retention:
◦Gross Renewal Rate (GRR): 94% at end of Q4 2020 compared to 90% at end of Q4 2019.
◦Net Renewal Rate (NRR): 128% at end of Q4 2020 compared to 115% at end of Q4 2019.
◦Dollar Value Retention: 103% at end of Q4 2020 compared to 90% at end of Q4 2019.

Management Commentary
“In a transformative period for our business and the world, we finished the year strong and are well-positioned to meet our long-term growth goals,” said Qumu President and CEO TJ Kennedy. “Our improved quarterly and annual financial results demonstrate traction that is driving high-margin subscription ARR, which increased 29% to a record $11.6 million in 2020. Growing this valuable revenue base is a key priority within our long-term strategic roadmap, which is designed to position Qumu as a leader in cloud-first enterprise video. Combined with our healthy increase in gross and net renewal rates, we are setting the course for sustainable growth and high-margin, recurring SaaS revenues. Our team has been consistently executing the long-term strategic roadmap and delivering improved performance heading into 2021.
“Qumu continues to benefit from the continuing shift to remote and permanent hybrid work, and the increasing need for businesses to manage large scale streaming video and video content libraries. As a leading provider of cloud-based enterprise video technology, we expect to play a vital role in the ongoing transformation for how organizations communicate and work.
“These market dynamics have been favorable to Qumu and put us on track to achieve our financial and operational objectives in 2021. We are confident that the investments we have made in our long-term strategic roadmap will accelerate the evolution of Qumu’s subscription business model and expansion into new market opportunities. Longer term, we believe our building momentum and the successful execution of our strategic roadmap will translate to improved, high-margin long term recurring revenues.”
Fourth Quarter 2020 Financial Results
Revenue for Q4 2020 was $6.9 million compared to $6.2 million for Q4 2019. The increase in revenue was primarily due to higher subscription, maintenance, and support revenue as well as higher subscription bookings.
Subscription, maintenance, and support revenue for Q4 2020 increased 23% to $5.4 million from $4.4 million in Q4 2019, which was driven by new cloud and term license deals signed in 2020 as well as an increase in cloud usage overages. Cloud usage continues to grow with significant increases being driven by new use cases and enterprises driving daily operations through the efficient use of video.
Gross margin in Q4 2020 was 75.7% compared to 68.8% for Q4 2019. The gross margin percentage increase was primarily due to a favorable sales mix and an increase in higher-margin SaaS revenue.
Net loss in Q4 2020 was $(4.0) million, or $(0.29) loss per basic and diluted share, compared to $(1.7) million, or $(0.14) loss per basic share and $(0.17) loss per diluted share, for Q4 2019. Net loss for Q4 2020 was negatively impacted by $1.1 million in non-cash expense associated with an increase in the warrant liability fair value primarily due to the company’s higher stock price in the fourth quarter 2020. The company incurred approximately $917,000 in non-cash office lease costs related to the enactment of the company’s remote work policy and surrender of office space, expenses associated with the initial implementation of initiatives within the company’s long-term strategic roadmap, and higher commissions.
Adjusted EBITDA loss, a non-GAAP measure, in Q4 2020 was $(1.1) million, compared to an adjusted EBITDA loss of $(1.2) million for Q4 2019.
Cash and cash equivalents totaled $11.9 million as of December 31, 2020, an increase of $1.2 million from December 31, 2019. On January 29, 2021, the company’s underwritten public offering closed, raising approximately $23.1 million. As of January 31, 2021, the company’s cash and cash equivalents totaled $32.6 million with $1.8 million outstanding on the company’s credit facility. The proceeds from the offering will allow the company to accelerate many key initiatives within its long-term strategic roadmap and keep it well-positioned to execute against its cloud-first vision.
Full Year 2020 Financial Highlights
•Subscription, maintenance, and support revenue for 2020 increased 7% to $19.6 million, compared to $18.2 million in 2019
•Revenue increased 15% to $29.1 million in 2020, compared to $25.4 million in 2019
•Gross margin was 71.3% in 2020, compared to 72.2% in 2019

Full Year 2020 Financial Results
Revenue for the full year of 2020 increased 15% to $29.1 million from $25.4 million for the full year of 2019. The increase in revenue was primarily due to a large customer order received at the end of Q1 2020.
Subscription, maintenance, and support revenue for the full year of 2020 increased 7% to $19.6 million from $18.2 million for the full year of 2019. The increase in subscription, maintenance and support revenue was due to a large order from a single customer as well as a large order received at the end of Q1 2020, partially offset by the recognition of large term license renewals in 2019 that were absent in the comparable period of 2020.

Gross margin for the full year of 2020 was 71.3% compared to 72.2% for full-year 2019. The gross margin decrease was primarily due to a higher mix of appliance revenue in the first half of 2020, which generally carries lower margins compared to term license revenue, and lower term license revenue in the 2020 period.
Net loss for full-year 2020 was $(9.2) million, or $(0.68) loss per basic share and $(0.70) loss per diluted share, compared to $(6.4) million, or $(0.62) loss per basic share and $(0.63) loss per diluted share, for the full year of 2019. Net loss for 2020 was favorably impacted by higher gross profit driven by higher revenue in 2020 and lower interest expense given the company’s repayment of its term loan in Q4 2019. These favorable impacts were offset in 2020 by $664,000 in severance charges; approximately $917,000 in non-cash office lease costs relating to the adoption of the company’s remote work policy and surrender of office space in Q4 2020; additional expense associated with the initial implementation of initiatives within the company’s long-term strategic roadmap; higher commissions and annual company bonus accruals; $1.8 million in unfavorable impact from changes in the warrant liability fair value; and $1.6 million in transaction expense associated with the company’s now terminated merger with Synacor, Inc.
Adjusted EBITDA loss, a non-GAAP measure, for the full year of 2020 was $(2.3) million, compared to an adjusted EBITDA loss of $(2.9) million for the full year of 2019.
Business Outlook
Qumu provides revenue guidance based on current market conditions and expectations, including the unknown financial impact that COVID-19 and related recovery will have on economies and enterprises around the world. Based on the company’s Q4 2020 financial results, business pipeline, and strategic roadmap implementation progress, Qumu management expects at least 20% revenue growth, or total revenue of approximately $35 million in 2021 compared to 2020. As Qumu continues to expand its SaaS salesforce, the company’s operating expenses will increase in the first half of 2021 compared to the first half of 2020, and the company expects its revenue growth rate to accelerate in the second half of 2021 as compared to the first half of 2021.
Conference Call
Qumu executive management will host a conference call today (March 4, 2021) at 4:30 p.m. Eastern time.
U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, other non-operating income and expenses, non-cash office lease surrender costs and transaction-related expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and 12 months ended December 31, 2020 and 2019.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu Cloud platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, any subsequently filed Form 10-Q and Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Software licenses and appliances	$613	$1,247	$6,762	$4,903
Service	6,268	4,981	22,310	20,459
Total revenues	6,881	6,228	29,072	25,362
Cost of revenues:
Software licenses and appliances	184	545	2,528	1,911
Service	1,488	1,401	5,825	5,148
Total cost of revenues	1,672	1,946	8,353	7,059
Gross profit	5,209	4,282	20,719	18,303
Operating expenses:
Research and development	2,279	1,999	8,252	7,360
Sales and marketing	2,612	2,062	9,055	8,709
General and administrative	3,004	1,789	10,059	6,787
Amortization of purchased intangibles	165	170	657	757
Total operating expenses	8,060	6,020	28,023	23,613
Operating loss	(2,851)	(1,738)	(7,304)	(5,310)
Other income (expense):
Interest expense, net	(35)	(100)	(73)	(754)
Decrease (increase) in fair value of derivative liability	(1)	—	103	—
Decrease (increase) in fair value of warrant liability	(1,096)	611	(1,826)	(141)
Gain on sale of BriefCam, Ltd.	—	—	—	41
Loss on extinguishment of debt	—	(348)	—	(348)
Other, net	(154)	(157)	(406)	(125)
Total other income (expense), net	(1,286)	6	(2,202)	(1,327)
Loss before income taxes	(4,137)	(1,732)	(9,506)	(6,637)
Income tax benefit	(159)	(61)	(306)	(194)
Net loss	$(3,978)	$(1,671)	$(9,200)	$(6,443)

Net loss per share – basic:
Net loss per share – basic	$(0.29)	$(0.14)	$(0.68)	$(0.62)
Weighted average shares outstanding – basic	13,781	12,096	13,612	10,395
Net loss per share – diluted:
Loss attributable to common shareholders	$(3,978)	$(2,134)	$(9,494)	$(6,548)
Net loss per share – diluted	$(0.29)	$(0.17)	$(0.70)	$(0.63)
Weighted average shares outstanding – diluted	13,781	12,392	13,627	10,414

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,
Assets	2020	2019
Current assets:
Cash and cash equivalents	$11,878	$10,639
Receivables, net	5,612	4,586
Contract assets	467	1,089
Income taxes receivable	479	338
Prepaid expenses and other current assets	2,302	1,981
Total current assets	20,738	18,633
Property and equipment, net	249	596
Right of use assets – operating leases	332	1,746
Intangible assets, net	2,143	3,075
Goodwill	7,455	7,203
Deferred income taxes, non-current	19	21
Other assets, non-current	490	442
Total assets	$31,426	$31,716
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,705	$2,816
Accrued compensation	2,145	1,165
Deferred revenue	12,918	10,140
Operating lease liabilities	735	587
Financing obligations	406	157
Note payable	1,800	—
Derivative liability	37	—
Warrant liability	2,910	2,939
Total current liabilities	23,656	17,804
Long-term liabilities:
Deferred revenue, non-current	3,488	1,449
Income taxes payable, non-current	608	585
Operating lease liabilities, non-current	554	1,587
Financing obligations, non-current	75	83
Other liabilities, non-current	160	—
Total long-term liabilities	4,885	3,704
Total liabilities	28,541	21,508
Stockholders’ equity:
Common stock	138	136
Additional paid-in capital	79,489	78,061
Accumulated deficit	(74,328)	(65,128)
Accumulated other comprehensive loss	(2,414)	(2,861)
Total stockholders’ equity	2,885	10,208
Total liabilities and stockholders’ equity	$31,426	$31,716

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Year Ended December 31,
	2020	2019
Operating activities:
Net loss	$(9,200)	$(6,443)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,518	1,526
Stock-based compensation	1,178	857
Accretion of debt discount and issuance costs	85	471
Loss on debt extinguishment	—	348
Gain on sale of BriefCam, Ltd.	—	(41)
Gain on lease modification	—	(21)
Decrease in fair value of derivative liability	(103)	—
Increase in fair value of warrant liability	1,826	141
Deferred income taxes	2	31
Changes in operating assets and liabilities:
Receivables	(938)	1,720
Contract assets	645	(604)
Income taxes receivable / payable	(102)	13
Prepaid expenses and other assets	157	522
Accounts payable and other accrued liabilities	682	174
Accrued compensation	972	(389)
Deferred revenue	4,688	181
Other non-current liabilities	160	(24)
Net cash provided by (used in) operating activities	1,570	(1,538)
Investing activities:
Proceeds from sale of BriefCam, Ltd.	—	41
Purchases of property and equipment	(128)	(168)
Net cash used in investing activities	(128)	(127)
Financing activities:
Proceeds from issuance of common stock	—	8,201
Proceeds from issuance of common stock under employee stock plans	440	46
Principal payments on term loan	—	(4,000)
Payment of debt issuance costs	—	(250)
Principal payments on financing obligations	(372)	(320)
Common stock repurchases to settle employee withholding liability	(188)	(75)
Net cash provided by (used in) financing activities	(120)	3,602
Effect of exchange rate changes on cash	(83)	66
Net increase in cash and cash equivalents	1,239	2,003
Cash and cash equivalents, beginning of period	10,639	8,636
Cash and cash equivalents, end of period	$11,878	$10,639

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Software licenses and appliances	$613	$1,247	$6,762	$4,903
Service
Subscription, maintenance and support	5,373	4,366	19,555	18,249
Professional services and other	895	615	2,755	2,210
Total service	6,268	4,981	22,310	20,459
Total revenue	$6,881	$6,228	$29,072	$25,362

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(3,978)	$(1,671)	$(9,200)	$(6,443)
Interest expense, net	35	100	73	754
Income tax benefit	(159)	(61)	(306)	(194)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses(1)	344	71	575	314
Total depreciation and amortization expense	344	71	575	314
Amortization of intangibles included in cost of revenues	74	115	286	455
Amortization of intangibles included in operating expenses	165	170	657	757
Total amortization of intangibles expense	239	285	943	1,212
Total depreciation and amortization expense	583	356	1,518	1,526
EBITDA	(3,519)	(1,276)	(7,915)	(4,357)
Gain on sale of BriefCam, Ltd.	—	—	—	(41)
Loss on extinguishment of debt	—	348	—	348
Increase (decrease) in fair value of derivative liability	1	—	(103)	—
Increase (decrease) in fair value of warrant liability	1,096	(611)	1,826	141
Other expense (income), net	154	157	406	125
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	14	6	36	26
Stock-based compensation included in operating expenses	544	207	1,142	831
Total stock-based compensation expense	558	213	1,178	857
Non-cash office lease surrender costs	637	—	637	—
Transaction-related expenses	—	—	1,623	—
Adjusted EBITDA	$(1,073)	$(1,169)	$(2,348)	$(2,927)
_________________________________________________
(1)Includes $280 of non-cash office lease surrender costs for both the three months and year ended December 31, 2020.